RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.                       Page   1
FORM 10-K
PART IV, Item 5(b)
EXHIBIT #4 Properties.                                                03/13/2001

Mortgage Pool                      Number of Holders of Record

2000-HL1                                       4

2000-RS1                                       4

2000-RS2                                       7

2000-RZ1                                       4


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